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                                                                    EXHIBIT 99.1

                                 March 2, 1999

Mr. Victor Petroff
Chairman of the Board
Morrow Snowboards, Inc.
2600 Pringle Road, SE
Salem, OR  97302

     Re:  Empire of Carolina, Inc./Morrow Snowboards, Inc.
          Letter of Intent to Merge and Interim Subordinated Loan

Dear Vic:

     This letter is intended to set forth our understanding for the proposed merger ("the Merger") of Morrow Snowboards, Inc. and its subsidiaries ("Morrow") with and into Empire of Carolina, Inc. or its newly formed subsidiary established for the purpose of the Merger ("Empire"). During the interim period prior to the merger it is intended that Empire will lend through a loan facility ("the Subordinated Loan") up to Two Million Dollars ($2,000,000) to Morrow for its working capital requirements and that the Subordinated Loan and operations of Morrow will be administered through the joint control and supervision of Morrow and Empire. All of these terms and provisions of the Merger and Subordinated Loan are more thoroughly provided for hereinafter:

I.  The Merger
    ----------
     A.   Contemplated Transaction
          ------------------------

          It is our understanding that Morrow and Empire will enter into a Merger Agreement within thirty (30) days from the date of the execution of this letter of intent. Pursuant to the Merger Agreement Morrow will be merged with and into Empire on a tax free basis, with Empire being the surviving corporation in the
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Mr. Victor Petroff
March 2, 1999
Page 2


          merger and each outstanding share of Morrow common stock will be exchanged for 0.375 shares of Empire common stock (the "Exchange Ratio" or "Offer") provided however, that unless the reported closing price per share of Empire common stock for at least 60 trading days during the eighteen (18) month period subsequent to the effective date of the merger (the "Closing Date") equals $2.00 per share or more, the Exchange Ratio shall be adjusted based on the average reported closing price for the eighteen (18) month period and additional shares of common stock issued to make up for the difference between such average closing price and $2.00 per share, or an effective Exchange Ratio post the Closing Date of $0.75 (the "Lookback Shares"). However, not more than one Lookback Share shall be issued for each share of Empire common stock exchanged at the Closing.

          For example, assuming there exists 6,176,556 shares of Morrow, common stock at the closing date, these shares will be exchanged for 2,316,209 shares of Empire common stock. Post the closing date, for example, should the weighted average of Empire common stock for the eighteen (18) month post closing adjustment period be $1.50, then 772,070 shares of Empire common stock would be distributed to the right holders of the Morrow merger transaction.

     B.   Morrow Shareholder Rights
          -------------------------

          Each Morrow shareholder would receive common stock registered under the Securities Act of 1933 (the "Act") as a result of the merger transaction along with a right to receive any prorata lookback shares as calculated subsequent to the
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Mr. Victor Petroff
March 2, 1999
Page 3


          eighteen (18) month post the closing date of the merger transaction. The Lookback Shares are also to be registered under the Act.

II.  Interim Financing
     -----------------
     A.   Subordinated Loan
          -----------------

          Empire is prepared to provide a 120-day demand note loan to Morrow at a twelve percent (12%) annual interest rate. It is contemplated that the Subordinated Loan will be closed by March 10, 1999 and administered as a junior participation in the existing Foothill Capital Corporation ("Foothill") loan facility. The Subordinated Loan will be secured by all of the assets of Morrow subject only to the first security interest of Foothill. If the Merger is not completed within the 120 days, the Subordinated Loan's maturity will be extended by 240 days.

     B.   Subordinated Loan Conversion Rights and Warrants
          ------------------------------------------------

          The Subordinated Loan will be convertible at any time at Empire's sole discretion into up to 1,333,000 shares of Morrow common stock at a conversion price of $.75 per share. In addition, Empire will be granted five-year warrants issued on the date of the closing of the Subordinated Loan facility to purchase 1,500,000 shares of common stock of Morrow at $0.75 per share.

     C.   Consummation of the Subordinated Loan Financing.
          -----------------------------------------------

          Consummation of the Subordinated Loan Financing and Merger are conditioned (i) on Morrow being satisfied with its due diligence examination and inspection to be conducted by it of Empire by March 10, 1999, (ii) Empire and Morrow
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Mr. Victor Petroff
March 2, 1999
Page 4

          agreeing to a Plan (as defined herein) by March 10, 1999 and (iii) Foothill Capital Corporation's approval. If none of the foregoing conditions is met, this letter of intent shall terminate by March 10, 1999, or, if earlier, the date one of such conditions is not met or the parties determine the condition will not be met.

III.  Corporate Governance
      --------------------
     A.   Board of Directors
          ------------------

          Morrow shall immediately upon the execution of the Subordinated Loan accept the resignation of two of its present directors and elect two directors as designated by Empire as replacement directors to serve until the Merger transaction is completed. The total number of Directors shall not exceed seven (7). No major decisions of the Morrow Board of Directors concerning plans for recapitalization, acquisition, merger, capital expenditures in excess of $10,000 per month, employee salary increases or bonuses shall be approved without the concurrence of at least one (1) Empire director designee.

     B.   Subordinated Loan Administration
          --------------------------------

          The Board of Directors of Morrow shall appoint an executive committee comprising two of the present members of the Board of Directors of Morrow and the two Empire director designees. The executive committee shall administer the plan of operation and cash management for Morrow (the "Plan") until the closing of the Merger. The Plan, through the Interim Financing or the Foothill credit facility, will include provisions to allow expenses to cover the accounting and

Mr. Victor Petroff
March 2, 1999
Page 5

          legal costs of Morrow to prepare the merger documents and related proxy materials and solicit its shareholders and provisions to address dealing with Morrow's vendors, both as to disbursement or nondisbursement of funds and how Morrow and Empire will jointly deal with such venders. No monies shall be advanced under the Subordinated Loan facility without the majority concurrence of this Executive Committee. Such Executive Committee shall weekly review and approve or disapprove management requests for draw downs for the following week under the Plan. The Plan shall also encompass any required downsizing of Morrow, restructuring of the assets and liabilities of Morrow and a daily operating plan for the interim operation of Morrow prior to the Merger.

     C.   Interim Operations
          ------------------

          During the period from the execution of this letter until the earlier of (i) the Merger or (ii) the termination of this letter or the Definitive Agreement, each of Morrow and its subsidiaries (a) will conduct their respective businesses only in the ordinary course, consistent with prior practices, and in a manner that will expedite the consummation of the transactions contemplated hereby and (b) will not materially change any of their respective accounting methods or policies, without in each case the prior written consent of Empire. Morrow will advise Empire promptly of any actual or threatened claim, suit, action or other court or regulatory proceeding regarding the transactions contemplated hereby.
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Mr. Victor Petroff
March 2, 1999
Page 6

IV.  Definitive Agreement
     --------------------

     Empire and Morrow are each prepared to commence negotiating in good faith a Definitive Merger Agreement, and to enter into an Agreement, provided that
     (i) Empire is satisfied with the result of the due diligence examination and inspection to be conducted by it; (ii) the conditions regarding the Interim Financing are met and such financing is closed; and (iii) the Board of Directors of each of Empire and Morrow approves the Definitive Agreement. The Definitive Agreement will contain representations and warranties, covenants, indemnities, conditions and other provisions which are normal and typical to merger transactions of the type contemplated hereby and which shall be satisfactory to each of the parties and its respective board of directors. Conditions to the obligations of the parties to consummate the Merger shall include among others, (a) receipt of all necessary stockholders and other approvals and consents on terms and conditions satisfactory to the parties, (b) there will have been no material adverse effect on the financial condition, business, results of operations, prospects and/or assets of Morrow or any of its subsidiaries, nor would such a material adverse effect be reasonably likely, and (c) the agreement of the directors of Morrow to each vote their common stock owned by them for the Merger. It is the intention of the parties hereto that the Merger be consummated before June 15, 1999.

V.  Exclusivity
    -----------

     During the period from the date hereof to the earlier of (a) the consummation of the Merger or (b) the termination of this letter, neither Morrow nor any of its affiliates will,
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Mr. Victor Petroff
March 2, 1999
Page 7

     directly or indirectly, through any directors, officers, employees, agents, representatives or otherwise, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Morrow or its subsidiaries or the acquisition of all or any significant assets or capital stock of Morrow and its subsidiaries taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise engage in discussions with any person (other than Empire and its representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this letter, provided that Morrow may, in response to an unsolicited written proposal engage in discussions with such third party, furnish information to and negotiate, explore or otherwise engage in discussions with such third party, and enter into any such agreement, arrangement or understanding, in each case only if the Board of Directors of Morrow determines in good faith, based upon the written opinion of outside counsel to Morrow, that failing to take such action, would result in a breach of the fiduciary duties of the board of directors in connection with seeking an Acquisition Transaction that is more favorable to the stockholders of Morrow than the Merger contemplated by this letter. Morrow shall immediately advise Empire in writing of the receipt of any inquiries or proposals related to an Acquisition Transaction.
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Mr. Victor Petroff
March 2, 1999
Page 8

     Empire acknowledges that the Board of Directors of Morrow has a fiduciary obligation to its shareholders to consider and possibly accept an unsolicited offer, if any, received by Morrow from a third party for an Acquisition Transaction. In consideration of Empire's willingness to incur the expenses and devote the time and resources necessary to undertake its due diligence investigation and to execute a Definitive Agreement, notwithstanding such possibility, in the event that Morrow shall have taken any action, directly or indirectly, to further an Acquisition Transaction, regardless of whether any such Acquisition Transaction is more favorable than the proposed Merger provided for herein the Acquisition Transactions will provide that (a) Morrow will promptly pay to Empire cash in the amount of its out-of-pocket expenses (including without limitation fees and expenses of outside professionals) up to a maximum of $150,000, the immediate repayment of the Subordinated Loan facility with any interest due and a termination fee of $500,000 which may be paid in Morrow Common Stock at the then current prices.

VI.  Publicity
     ---------

     Neither Morrow nor Empire will issue or otherwise make any announcements or other disclosures regarding the proposed transaction without first consulting with each other; provided, no announcement will be made, except as otherwise required to meet any legal disclosure requirements, until Foothill Capital Corporation's verbal approval of the proposed arrangements has been received and the key elements of the Plan have been agreed to.

Mr. Victor Petroff
March 2, 1999
Page 9

VII.  Binding Offer
      -------------

     Empire and Morrow agree that this letter merely constitutes a statement of their present mutual intentions with respect to the proposed Merger, does not contain all matters upon which agreement must be reached in order for the consummation of the Merger to take place and is not intended to create a legally binding and enforceable obligation to consummate the Merger or the Subordinated Loan. A binding obligation will exist only upon the execution of a Definitive Agreement and the Subordinated Loan facility subject to the terms and conditions expressed therein. The foregoing, notwithstanding, paragraph V hereof is intended to constitute a binding agreement between the parties, enforceable in accordance with and subject to the terms and conditions thereof. No person is intended to be third party beneficiary of this letter and no person other than the parties is entitled to rely on this letter for any purpose.

VIII.  Expenses
       --------

     Subject to the provisions of paragraph V above, Empire and Morrow will each be responsible for all expenses, including any investment banking fees, incurred by it in connection with the transactions contemplated hereby.
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Mr. Victor Petroff
March 2, 1999
Page 10


If you are in agreement with the provisions of this letter, kindly confirm your agreement by signing the enclosed counterpart of this letter and returning it to me on or prior to March 3, 1999, after which the proposal expressed herein will no longer be effective.

                              Very truly yours,

                              EMPIRE OF CAROLINA, INC.


                              By:  /s/ Timothy Moran
                                    Timothy Moran
                                    President and Chief Executive Officer


Accepted and Agreed to:

MORROW SNOWBOARDS, INC.


By Board of Directors


by:  /s/ Victor Petroff
     Victor Petroff
     Chairman of the Board